FOR IMMEDIATE RELEASE

Timberline Closes Acquisition of Wolfpack Gold (Nevada)

Coeur d'Alene, Idaho – August 15, 2014 – **Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR)** ("Timberline" or the "Company") is pleased to announce that it has closed on its acquisition of Wolfpack Gold (Nevada) Inc. ("Wolfpack US"), a subsidiary of Wolfpack Gold Corp. (TSX.V: WFP) ("Wolfpack") by way of a Plan of Arrangement (the "Arrangement").

As previously announced, the acquisition of Wolfpack US, via the issuance of 42,932,063 shares of Timberline's common stock pursuant to the Arrangement, has already been overwhelmingly approved by the shareholders of Timberline and Wolfpack. The Final Order from the Supreme Court of British Columbia was issued approving the proposed transaction, and all requisite regulatory and third-party approvals have been obtained.

Timberline President and CEO Paul Dircksen commented, "We are very happy to have closed on the acquisition of Wolfpack US. We appreciate the support of our shareholders, and we welcome the Wolfpack shareholders as we continue our focus on increasing shareholder value through prudent and intelligent exploration of our Nevada assets and through future developments at our Butte Highlands gold project in Montana."

With the closing of this transaction, the Company intends to submit the required information to the NYSE MKT (the "Exchange") in order for the Exchange to determine whether the Company has satisfied the requirements of its Plan of Compliance (the "Plan"). The Company expects a positive determination by the Exchange based upon the Company's fulfillment of its previously-accepted Plan.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline's leadership has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

None of the securities issued pursuant to the Arrangement have been or will be registered under the Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws, and have been or will be issued in reliance upon available exemptions from such registration requirements under Section 3(a)(10) of the U.S.

Securities Act and applicable exemptions under state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the Company's expectation to create shareholder value through exploration and future developments at its Butte Highlands gold project, exploration results at its Lookout Mountain / South Eureka project and other Nevada projects, a possible production decision at the Company's Lookout Mountain project, the potential benefits and permitting progress at the Butte Highlands project, and the Company's intention to submit required information to the Exchange and to receive a positive determination of the fulfillment of the Company's plan of compliance. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the Company and Wolfpack Gold not being able to reach a definitive agreement on a mutually beneficial transaction, risks related to the Company not being able to obtain alternative financing, risks related to potential future transactions, risks related to the Company continuing as a going concern , and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013. Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:
Paul Dircksen, CEO
Phone: 208.664.4859